UNITED STATES

SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2025

GMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37784	46-2931287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer of Indemnification No.)

100 Crescent Centre Parkway, Suite 800 Tucker, Georgia	30084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 392-4619

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

•	Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.01 par value per share	GMS	New York Stock Exchange

•	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2025, GMS Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Home Depot, Inc., a Delaware corporation (“Parent”), and Gold Acquisition Sub, Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Parent has agreed to cause Merger Sub to commence a tender offer (as it may be extended, amended or supplemented from time to time, the “Offer”) to purchase any and all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”), at a price of $110.00 per Share (the “Offer Price”), to the holder thereof, in cash, without interest thereon and subject to any required withholding taxes.

Following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”) in accordance with the Merger Agreement and Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), and the Company will survive the Merger as the surviving corporation and will be an indirect, wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each Share that is not tendered and accepted pursuant to the Offer (other than Shares owned by Parent, Merger Sub or the Company, or by any of their respective direct or indirect wholly owned subsidiaries, Shares tendered and irrevocably accepted for purchase in the Offer and Shares held by stockholders of the Company who are entitled to demand and who have properly and validly demanded their statutory rights of appraisal in compliance with Section 262 of the DGCL) will be automatically converted into the right to receive the Offer Price in cash, without interest thereon and subject to any required withholding taxes.

The board of directors of the Company (the “Company Board”) has unanimously approved the Merger Agreement and determined that the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and its stockholders, and recommends that the stockholders of the Company accept the Offer and tender their Shares to Merger Sub pursuant to the Offer.

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The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to customary closing conditions, including, among other things, (i) that at the expiration of the Offer a majority of all of the then-outstanding Shares have been validly tendered in the Offer and “received” by the “depository” (as such terms are defined in Section 251(h) of the DGCL) and not validly withdrawn (the “Minimum Condition”) and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Competition Act (Canada). The Offer is not subject to any financing condition.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among them, the Company has agreed to conduct its operations in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time.

Pursuant to the no-solicitation provisions in the Merger Agreement, the Company will become subject to customary “no-shop” restrictions on its and its subsidiaries and representatives’ ability to solicit, discuss or negotiate alternative acquisition proposals from third parties, subject to exceptions for acquisition proposals that the Company Board determines in good faith constitutes or would reasonably be expected to result in a “Superior Proposal” (as defined in the Merger Agreement) and the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law (the “No-Shop Provisions”).

The Merger Agreement also includes customary termination rights for both the Company and Parent, including, among others, the right to terminate in the event the closing of the Offer has not occurred on or before June 29, 2026 (the “Outside Date”), provided that the Outside Date will be automatically extended by up to two additional three (3) month periods if the closing conditions regarding the HSR Act and Competition Act (Canada) have not been met before such date. Parent has agreed to pay the Company a termination fee of $230,000,000 in cash upon termination of the Merger Agreement under certain specified circumstances involving a failure to obtain the requisite antitrust approvals for the consummation of the Offer. In addition, the Company has agreed to pay Parent a termination fee of $147,500,00 in cash upon termination of the Merger Agreement under certain specified circumstances, including, among others, (i) in order for the Company to enter into an alternative transaction for a Superior Proposal, (ii) a change in the Company Board’s recommendation that the Company’s stockholders tender their Shares in the Offer or (iii) a material breach by the Company of the No-Shop Provisions or the provisions relating to a change in recommendation.

Under the terms of the Merger Agreement, subject to certain agreed exceptions, immediately prior to (but contingent on) the Effective Time, each then-outstanding Company stock option and restricted stock unit (whether vested or unvested) will automatically become fully vested and cancelled and converted into the right to receive, with respect to each Share underlying such Company stock option or restricted unit, the Offer Price (less the applicable exercise price per Share with respect to Company stock options), without any interest thereon and less any required withholding taxes.

The foregoing description of the Merger Agreement and the transactions contemplated thereby as set forth in this Item 1.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

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The Merger Agreement has been included to provide investors and stockholders with information regarding its terms and is not intended to provide any factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by the Company’s stockholders or other security holders, but rather as a way of allocating the risk between the parties to the Merger Agreement in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by the Company’s stockholders or other security holders. The Company’s stockholders or other security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or circumstances of the Company, Parent or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

Item 7.01 Regulation FD Disclosure.

On June 30, 2025, the Company issued a press release announcing the execution of the Merger Agreement and the transactions related thereto. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Additional Information and Where to Find It

The tender offer described herein has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any common stock of the Company or any other securities. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by Parent and Merger Sub, and a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by the Company. The offer to purchase common stock of the Company will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the tender offer that will be named in the tender offer statement on Schedule TO. Copies of the documents filed with the SEC by the Company, including the solicitation/recommendation statement on Schedule 14D-9, will be available free of charge on the Company’s internet website at https://investor.gms.com.

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Cautionary Note Regarding Forward-Looking Statements

This document, including the exhibits attached hereto and incorporated herein, contains forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. Generally, these statements may be identified by the use of words such as “expect,” “intend,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words. These forward-looking statements are based on a number of assumptions that could ultimately prove inaccurate. Forward-looking statements made herein with respect to the Offer, the Merger and related transactions, including, for example, the timing of the completion of the Merger and the potential benefits of the Merger, reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections. The following factors, among others, could cause actual plans and results to differ materially from those described in forward-looking statements: (i) uncertainties as to the timing of the Offer and the Merger; (ii) uncertainties as to how many Company stockholders will tender their Shares in the Offer; (iii) the possibility that competing acquisition proposals will be made; (iv) the possibility that the Company will terminate the Merger Agreement to enter into an alternative transaction; (v) the possibility that various closing conditions for the transactions contemplated by the Merger Agreement may not be satisfied or waived; (vi) the risk that the Merger Agreement may be terminated in circumstances requiring the Company to pay a termination fee; (vii) the potential impact of the announcement or consummation of the proposed transactions on the Company’s relationships, including with employees, suppliers and customers; and (viii) the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025, as well as the tender offer materials filed and to be filed by Parent and Merger Sub in connection with the Offer and the solicitation/recommendation statement to be filed by the Company. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 29, 2025, by and among The Home Depot, Inc., Gold Acquisition Sub, Inc., and GMS Inc.*
99.1	Press Release of the Company, issued on June 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. GMS Inc. will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS INC.

By:	/s/ Scott M. Deakin
Name:	Scott M. Deakin
Title:	Chief Financial Officer

Date: June 30, 2025

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